Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-130230) and Registration Statement on Form S-8 (Nos. 333-176935, 333-137838, 333-116670 and 333-85290) of ChipMOS TECHNOLOGIES (Bermuda) LTD of our report dated April 18, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan Republic of China
April 18, 2016